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                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the inclusion of our report dated December 16, 1996 on our audit of the Statement of Assets and Liabilities of Warburg, Pincus Small Company Growth Fund, Inc. as of December 12, 1996 with respect to this Post-Effective Amendment No. 1 to the Registration Statement (No. 333-15453) under the Securities Act of 1933 on Form N-1A. We also consent to the reference to our Firm under the heading "Independent Accountants and Counsel" in the Statement of Additional Information.



/s/Coopers & Lybrand L.L.P.
Coopers & Lybrand L.L.P.


2400 Eleven Penn Center
Philadelphia, Pennsylvania
June 24, 1997